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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SPECTRUM BANCORPORATION, INC.
(Exact name of registrant as specified in its charter)

Iowa	42-0867112
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10834 Old Mill Road, Suite One, Omaha, NE 68154-2648
(Address of registrant's principal executive offices)

SPECTRUM CAPITAL TRUST II
(Exact name of coregistrant as specified in its charter)

Delaware	47-6230358
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10834 Old Mill Road, Suite One, Omaha, NE 68154-2648
(Address of coregistrant's principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class
to be so registered
    % CUMULATIVE PREFERRED SECURITES OF SPECTRUM CAPITAL TRUST II

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. /x/

Name of each exchange on which
each class is to be registered
AMERICAN STOCK EXCHANGE

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. / /

Securities Act registration statement file number to which this form relates:
333-53644 and 333-53644-01

Securities to be registered pursuant to Section 12(g) of the Act: NONE

Item 1. Description of Registrant's Securities to be Registered.

    Descriptions and terms of the Registrant's securities being registered in this Form 8-A are incorporated herein by reference to the sections entitled 'Description of Preferred Securities,' 'Description of Junior Subordinated Debentures,' 'Description of Preferred Securities Guarantee,' and 'Relationship among the Preferred Securities, the Junior Subordinated Debentures and the Preferred Securities Guarantee' in the prospectus filed with the Securities and Exchange Commission on January 12, 2001, as part of the Company's Registration Statement on Form S-1 (SEC Registration No. 333-53644), as amended (the '1933 Act Registration Statement'). The form of prospectus to be subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

    The following is a complete list of Exhibits filed as part of this Registration Statement or which are incorporated herein by reference.

4.4	Trust Agreement of Spectrum Capital Trust II dated as of , 2001 (1).
4.5	Form of Amended and Restated Trust Agreement of Spectrum Capital Trust II, dated , 2001 (1).
4.6	Form of Preferred Security Certificate of Spectrum Capital Trust II (1).
4.7	Form of Preferred Securities Guarantee Agreement (1).
(1)	Incorporated by reference to the same exhibit numbers of the 1933 Act Registration Statement.

2

SIGNATURES

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

SPECTRUM BANCORPORATION, INC.
Date: February 28, 2001	By:	/s/ DANIEL A. HAMANN Daniel A. Hamann President
SPECTRUM CAPITAL TRUST II
Date: February 28, 2001	By:	/s/ DANIEL A. HAMANN Daniel A. Hamann Administrative Trustee

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Item 1. Description of Registrant's Securities to be Registered.
Item 2. Exhibits.
SIGNATURES